Exhibit A


                                                                  April 10, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

     We have read the statements made by Organetix, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated April 10, 2006. We agree with the statements concerning our Firm in such Form 8-K.


                                                Very truly yours

                                                /s/ Lazar, Levine & Felix LLP